SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 19, 2002

                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-13150
                                     -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)


                 4375 River Green Parkway, Duluth, Georgia 30096
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (678) 258-4000


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item  5.  Other  Events

     On March 20, 2002, Concurrent Computer Corporation, a Delaware corporation ("Concurrent"), announced its investment in and strategic alliance with Thirdspace Living Limited, a company incorporated in England and Wales ("Thirdspace"). Pursuant to a Share Purchase and Warrant Issuance Agreement dated as of March 19, 2002 (the "Share Purchase and Warrant Issuance Agreement"), Concurrent invested $7,000,000 in C ordinary shares of Thirdspace ("Series C Shares") at a price of $5.73 per share. Of the $7,000,000, Concurrent paid approximately $4,000,000 in cash and 291,461 shares of Concurrent common stock, $.01 par value (the "Concurrent Common Stock") having an aggregate value (based on a 20-day trailing average) of approximately $3,000,000. Concurrent's ownership interest in Thirdspace represents approximately 15% of Thirdspace's outstanding capital shares.

     In addition to Concurrent's purchase of Series C Shares, Concurrent agreed to make secured convertible loans (the "Secured Convertible Debt") to Thirdspace in an aggregate amount of $6,000,000. The initial loan for $3,000,000 was made at closing and the second loan for $3,000,000 will be made within six months after closing. The Secured Convertible Debt is due four years from issuance, has an 8% coupon rate, is secured by all of Thirdspace's assets, including its intellectual property and is convertible into Series C Shares beginning 6 months after the closing at an initial conversion price equal to $5.73 per share. The lien and security interest created with respect to the Secured Convertible Debt is subject to a prior lien on Thirdspace's intellectual property securing an obligation in the amount of $5,000,000 and otherwise ranks ratably with other secured creditors.

     In consideration of Concurrent's investment, loan commitments and the other transactions contemplated by the Share Purchase and Warrant Issuance Agreement, Concurrent has also received a warrant to purchase 400,000 Series C Shares. The Warrant is exercisable over a four-year term beginning nine months from the closing and has an initial exercise price equal to $5.73 per share.

     In connection with Concurrent's issuance of the Concurrent Common Stock, Concurrent and Thirdspace executed a Registration Rights Agreement dated as of March 19, 2002 (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, Concurrent will file a Registration Statement with the Securities and Exchange Commission on Form S-3 to register the Concurrent Common Stock on or before August 1, 2002.

     Concurrent and Thirdspace also entered into a Strategic Alliance Agreement dated as of March 19, 2002 (the "Strategic Alliance Agreement"). Pursuant to the terms of the Strategic Alliance Agreement, Concurrent and Thirdspace have agreed to jointly develop and market an integrated end-to-end solution to enable broadband telecommunications carriers to provide broadcast television, interactive television ("iTV"), and VOD services to subscribers on digital subscriber line ("DSL") transport networks. As part of the overall strategic alliance, Thirdspace has licensed its patent and patent application portfolio, on a nonexclusive basis, to Concurrent.


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
     The foregoing description is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, the Share Purchase and Warrant Issuance Agreement, and the Strategic Alliance Agreement, copies of which are filed as Exhibits 4.1, 10.1, and 10.2 to this current report of Form 8-K and are incorporated herein by reference in their entirety.

Item  7.  Financial  Statements  and  Exhibits.

     (c)  Exhibits.

          4.1 - Registration Rights Agreement, dated as of March 19, 2002 between the Registrant and Thirdspace Living Limited.

          10.1 - Share Purchase and Warrant Issuance Agreement, dated as of March 19, 2002 between the Registrant and Thirdspace Living Limited.

          10.2 - Strategic Alliance Agreement, dated as of March 19, 2002 between the Registrant and Thirdspace Living Limited.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 20, 2002.


                                  CONCURRENT  COMPUTER  CORPORATION



                                  By:  /s/  Steven  R.  Norton
                                       -----------------------
                                       Steven  R.  Norton
                                       Executive Vice President, Chief Financial
                                       Officer  and  Secretary


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